                                                                 Exhibit 10.1(a)


                            FIRST AMENDMENT TO THE

                                 HORACE MANN

                 SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN (SERP)


The Horace Mann Supplemental Employee Retirement Plan (the "Plan") is amended effective 12 February 1997 pursuant to Article IX Section 9.1. If there are any conflicts between the Plan document and/or the Summary Plan Description and/or this Amendment, the terms of this Amendment shall control.

Add Section 4.5, as follows:

     4.5 Vesting. This Plan contains the same vesting provisions as described in the HMPP and MPPP.